Exhibit 4(c)

          =================================================================


                             SUPPLEMENTAL INDENTURE NO. 3


                               ------------------------

                            TUCSON ELECTRIC POWER COMPANY


                                          TO


                           BANK OF MONTREAL TRUST COMPANY,

                                       TRUSTEE


                              --------------------------

                              Dated as of August 1, 1998


                              -------------------------

               Supplemental to Indenture of Mortgage and Deed of Trust,
                             dated as of December 1, 1992

                               -----------------------

                         Creating Series of Bonds Designated
                   First Mortgage Bonds, Collateral Series due 2008


                              -------------------------



          ================================================================

            This instrument constitutes a mortgage, a deed of trust and a security agreement.



               SUPPLEMENTAL INDENTURE NO. 3, dated as of August 1, 1998, between TUCSON ELECTRIC POWER COMPANY (hereinafter sometimes called (the "Company"), a corporation organized and existing under the laws of the State of Arizona, having its principal office at 220 West Sixth Street, in the City of Tucson, Arizona, as trustor, and BANK OF MONTREAL TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York and having its principal office at 88 Pine Street, in the Borough of Manhattan, The City of New York, New York, as trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992 (hereinafter called the "Original Indenture"), as heretofore supplemented, this Supplemental Indenture No. 3 being supplemental thereto (the Original Indenture as heretofore supplemented, and as supplemented hereby, and as it may from time to time be further supplemented, modified, altered or amended by any supplemental indenture entered into in accordance with and pursuant to the provisions thereof, is hereinafter called the "Indenture").

                               RECITALS OF THE COMPANY

               WHEREAS the Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Bonds (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as therein contemplated, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Bonds; and

               WHEREAS, the Company has heretofore executed and delivered to the Trustee two supplemental indentures for the purposes recited therein including the creation of two series of Bonds, as set forth in Schedule A hereto; and

               WHEREAS, the Company proposes to establish a series of Bonds designated "First Mortgage Bonds, Collateral Series due 2008", such series to be limited in aggregate principal amount (except as contemplated in clause (b) of Section 2 of Article II of the Original Indenture) to $140,000,000, such series of Bonds and such Bonds to be hereinafter sometimes called, respectively, "Series 3" and "Series 3 Bonds"; and

               WHEREAS, all acts and proceedings required by law and by the articles of incorporation and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Series 3 Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid, binding and legal instrument, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Supplemental Indenture No. 3 have been in all respects duly authorized.


                                   GRANTING CLAUSES

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 3 WITNESSETH, that, in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Bonds at any time Outstanding under the Indenture according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of the Bonds of any series or the income derived therefrom, for which the Holders of the Bonds shall look only to the Company and not to the property hereby mortgaged or pledged), and to declare the terms and conditions upon and subject to which the Series 3 Bonds are to be issued, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders thereof, and of the sum of $1 duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Company has executed and delivered this Indenture, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and grant to the Trustee a security interest in:

                    All and singular the premises, property, assets,
               rights and franchises of the Company (except Excepted Property), whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated including, among other things (but reference to or enumeration of any particular kinds, classes or items of property shall not be deemed to exclude from the operation and effect of this Indenture any kind, class or item not so referred to or enumerated), all right, title and interest of the Company in and to the property described as granted in "Schedule B" attached to this Supplemental Indenture No. 3 and made part of these Granting Clauses to the same extent as if fully set forth in the same, and all plants for the generation of electricity by water, steam and/or other power; all power houses, substations, transmission lines, distributing systems; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described; it being the intention of the parties that all property of every kind, real, personal or mixed (including, but not limited to, all property of the types hereinbefore described), other than Excepted Property, which may be acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, to the extent of such acquisition, and without any further conveyance or assignment, become and be subject to the direct lien of the Indenture as fully and completely as though now owned by the Company and described in said "Schedule B"; it further being the intention of the paries, however, that the lien of and security interest granted by this Indenture shall not result in the Trustee having greater rights with respect to any property of the Company, real, personal or mixed (including, but not limited to, leasehold interests in property) than the rights of the Company with respect to such property.

               TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid premises, property, assets, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, assets, rights and franchises and every part and parcel thereof.

               Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts, decrees, judgments, or other instruments through which the Company acquired or claims title to or enjoys the use of the aforesaid properties; and subject also to such easements, leases, reservations, servitudes, reversions and other rights and privileges of others and such mortgages, liens and other encumbrances in, on, over, across or through said properties as existed at the time of the acquisition of such properties by the Company or as have been granted by the Company to other persons at or prior to the time of the issuance and delivery of the Bonds of the Initial Series, including, but not limited to, the lien of the 1941 Mortgage and the security interest created thereby; and subject also to Permitted En-cumbrances and, as to any property acquired by the Company after the time of the issuance and delivery of the Bonds of the Initial Series, to any easements, leases, reservations, servitudes, reversions and other rights and privileges of others and mortgages, liens or other encumbrances thereon existing, and to any mortgages, liens and other encumbrances for unpaid portions of the purchase money placed thereon, at the time of such acquisition, it being understood that with respect to any such after-acquired property the Lien of the Indenture (as hereinafter defined) shall at all times be junior, subject and subordinate to the lien of the 1941 Mortgage and the security interest created thereby; and subject also to the provisions of Article XI of the Original Indenture;

               TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, together with all the appurtenances thereunto appertaining, unto the Trustee and its successors and assigns, forever;

               BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds authenticated and delivered hereunder and duly issued by the Company, without any discrimination, preference or priority of any one Bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 2 of Article IV of the Original Indenture, so that, subject to said provisions, each and all of said Bonds shall have the same right, lien and privilege under the Indenture and shall be equally secured hereby (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds had been issued, sold and negotiated simultaneously on the date of the delivery hereof; and in trust for enforcing payment of the principal of the Bonds, and premium, if any, and interest, if any, thereon, according to the tenor, purport and effect of the Bonds and of the Indenture, and for enforcing the terms, provisions, covenants and agreements herein and in the Bonds set forth;

               UPON CONDITION that, until the happening of a Default, the Company shall be suffered and permitted to possess, use and enjoy the Trust Estate (except money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee hereunder) and to receive and use the rents, issues, income, revenues, earnings and profits therefrom, all as more specifically provided in Section 1 of Article VII of the Original Indenture;

               AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions hereinafter set forth and declared.

                                       ARTICLE

                                    SERIES 3 BONDS


               SECTION 1.  BASIC PROVISIONS.

               There is hereby established a series of Bonds having the following terms and characteristics (the lettered subdivisions set forth below corresponding to the lettered subdivisions of
          SECTION 2 of Article II of the Indenture):

                    (a) the title of the Bonds of such series, being Series No. 3 under the Indenture, shall be "First Mortgage Bonds, Collateral Series due 2008" (such Bonds being hereinafter sometimes called the "Series 3 Bonds");

                    (b) the aggregate principal amount of Series 3 Bonds which may be authenticated and delivered under the Indenture shall be limited to $140,000,000, except as contemplated in subdivision (b) of SECTION 2 of Article II of the Original Indenture;

                    (c)  not applicable;

                    (d)  the Series 3 Bonds shall mature on August 1, 2008;

                    (e)  the Series 3 Bonds shall not bear interest;

                    (f) the office of the Trustee in New York, New York, shall be the office or agency of the Company in The City of New York at which (i) the principal of the Series 3 Bonds shall be payable upon presentation thereof, (ii) registration of transfer of Series 3 Bonds may be effected,
               (iii) exchanges of Series 3 Bonds may be effected and (iv) notices, and demands to or upon the Company in respect of the Series 3 Bonds or the Indenture may be served; provided, however, that the Company reserves the right to change, by written notice to the Trustee, such office or agency in The City of New York; and provided, further, that the principal office of the Company in Tucson, Arizona shall be an additional financial office or agency where the principal of the Series 3 Bonds shall be payable upon presentation thereof;

                    (g) The Series 3 Bonds shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the principal amount of the Series 3 Bonds to be redeemed;

                    (h)  not applicable;

                    (i)  the Series 3 Bonds shall be issued in
               denominations of $1,000 and integral multiples thereof;

                    (j)  not applicable;

                    (k)  not applicable;

                    (l)  not applicable;

                    (m)  not applicable;

                    (n)  not applicable;

                    (o)  not applicable;

                    (p)  not applicable;

                    (q) The Series 3 Bonds shall be issued and delivered by the Company to Bank of Montreal Trust Company, as trustee under the Indenture, to be dated as of August 1, 1998, as supplemented (the "1998 Indenture"), of the Company to such trustee (the "1998 Indenture Trustee"), in exchange for obligations of the Company which have heretofore been delivered to the 1998 Indenture Trustee, as the basis for the authentication and delivery of securities under the 1998 Indenture. As provided in the 1998 Indenture, the Series 3 Bonds, when so issued and delivered, will be registered in the name of the 1998 Indenture Trustee or its nominee and will be owned and held by the 1998 Indenture Trustee, subject to the provisions of the 1998 Indenture, for the benefit of the holders of all securities from time to time outstanding under the 1998 Indenture, and the Company shall have no interest therein. The Series 3 Bonds shall not be transferable except as required to effect transfer to any successor trustee under the 1998 Indenture.

                    (r)  not applicable;

                    (s)  no service charge shall be made for the
               registration of transfer or exchange of Series 3A Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with such transfer or exchange; and

                    (t)  not applicable.


               SECTION 2.     ADDITIONAL PROVISIONS.

               Set forth below in this SECTION 2 are additional terms of the Series 3 Bonds, as contemplated by clause (u) in the first paragraph of SECTION 1 of Article II of the Original Indenture.

                    (a) Anything herein to the contrary notwithstanding, any payment by the Company under the 1998 Indenture of the principal of the securities which shall have been authenticated and delivered under the 1998 Indenture on the basis of the delivery to the 1998 Indenture Trustee of Series 3 Bonds (other than by the application of the proceeds of a payment in respect of such Series 3 Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Series 3 Bonds which is then due.

                         The Trustee shall be entitled to presume that the
               obligation of the Company to pay the principal of the Series 3 Bonds as the same shall become due and payable, whether at maturity, upon redemption or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1998 Indenture Trustee, signed by an authorized officer thereof, stating that the principal of specified Series 3 Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

                    (b) the Series 3 Bonds shall have such other terms, and shall bear such restrictive legends, as are set forth in the form of Series 3 Bond attached hereto as Exhibit A;

                    (c) if the Company shall make any deposit of money and/or Government Obligations with respect to any Series 3 Bonds, or any portion of the principal amount thereof, as contemplated by SECTION 1 of Article XV of the Original Indenture, then the Company shall not deliver a Treasurer's Certificate described in clause (z) in the first paragraph of said SECTION 1 unless the Company shall also deliver to the Trustee, together with such other Treasurer's Certificate either:

                         i)   an instrument wherein the Company,
                    notwithstanding the satisfaction and discharge of its indebtedness in respect of the such Series 3 Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations (meeting the requirements of said SECTION 1 of Article XV), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of such Series 3 Bonds or portions thereof, all in accordance with and subject to the provisions of said SECTION 1; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public accountant of nationally recognized standing showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

                         ii) an Opinion of Counsel to the effect that the Holders of such Series 3 Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.


                                      ARTICLE II.

                                      AMENDMENTS


               SECTION 1.     CURRENT AMENDMENTS.

                    The Original Indenture is hereby amended as set forth
               in Schedule C hereto.


               SECTION 2.  PROSPECTIVE AMENDMENTS.

                    The Holder of the Series 3 Bonds shall be deemed to have consented to the execution and delivery of a supplemental indenture containing one or more, or all, the amendments to the Original Indenture set forth in Schedule D hereto.


                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS


               This Supplemental Indenture No. 3 is a supplement to the Original Indenture. As heretofore supplemented and further supplemented by this Supplemental Indenture No. 3, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture as heretofore supplemented and this Supplemental Indenture No. 3 shall together constitute one and the same instrument.




               IN WITNESS WHEREOF, Tucson Electric Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries for and in its behalf; and Bank of Montreal Trust Company, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents for and in its behalf, all as of the day and year first above written.


                                        TUCSON ELECTRIC POWER COMPANY


                                        By

                                          ---------------------------------

                                          Vice President

          Attest:



          --------------------------------
          Assistant Secretary


                                        BANK OF MONTREAL TRUST COMPANY,
                                           Trustee


                                        By --------------------------------

                                             Peter Morse
                                             Vice President

          Attest:



          -------------------------------


          STATE OF NEW YORK   )
                              )  ss.:
          COUNTY OF NEW YORK  )

               This instrument was acknowledged before me this 3rd day of August, 1998 by KEVIN P. LARSON, a Vice President of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, known to me to be the individual who executed this instrument, and known to me to be a Vice President of said corporation, and who personally acknowledged before me and stated that he executed said instrument on behalf of said corporation for the purposes and consideration therein expressed.


                                             -----------------------------
                                                       NOTARY PUBLIC



          STATE OF NEW YORK   )
                              )  ss.:
          COUNTY OF NEW YORK  )

               This instrument was acknowledged before me this 3rd day of August, 1998 by PETER MORSE, a Vice President of BANK OF MONTREAL TRUST COMPANY, a New York banking corporation, known to me to be the individual who executed this instrument, and known to me to be a Vice President of said corporation, and who personally acknowledged before me and stated that he executed said instrument on behalf of said corporation for the purposes and consideration therein expressed.




                                             ------------------------------




                                                                 SCHEDULE A




           Supplemental                Securities
             Indenture                     of        Series
                No.      Dated as of   Series No.  Designation
            -----------  -----------   ----------  -----------

                 1       December 1,       1       Second
                         1992                      Mortgage
                                                   Bonds,
                                                   Collateral
                                                   Series A

                 2       December 1,       2       Second
                         1997                      Mortgage
                                                   Bonds,
                                                   Collateral
                                                   Series B




                       Principal Amount


           Authorized     Issued(1) Outstanding(1)
           ----------    --------   -------------

       $ 50,000,000 $ 50,000,000          None
       $543,875,000 $543,875,000    $543,875,000


----------------------------
(1) As of August 4, 1998.


                                                                 SCHEDULE B


                          DESCRIPTION OF MORTGAGED PROPERTY


                                 GENERIC DESCRIPTION

               All electric generating plants, gas generating plant, gas holders, steam plant, gas regulating stations, substations and other properties of the Company, including all power houses, transmission lines, buildings, pipes, structures and works, and the lands of the Company on which the same are situated, and all the Company's lands, easements, rights, rights-of-way, water rights, rights to the use of water, including all of the Company's right, title and interest in and to any and all decrees therefor, permits, franchises, consents, privileges, licenses, poles, towers, wires, switch racks, insulators, pipes, machinery, engines, boilers, motors, regulators, meters, tools, appliances, equipment, appurtenances and supplies, forming a part of or appertaining to said plants, holders, sites, stations or other properties, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction or connection therewith; and

               All electric substations and substation sites of the Company including all buildings, structures, towers, poles, lines, and all equipment, appliances and devices for transforming, converting and distributing electric energy, and all the right, title and interest of the Company in and to the land on which the same are situated, and all of the Company's lands, easements, rights-of-way, rights, franchises, privileges, machinery, equipment, fixtures, appliances, devices, appurtenances and supplies forming a part of said substation or any of them, or used or enjoyed, or capable of being used or enjoyed, in conjunction or connection therewith; and

               All warehouses, buildings, structures, works and sites and the Company's lands on which the same are situated, and all easements, rights-of-way, permits, franchises, consents, privileges, licenses, machinery, equipment, furniture and fixtures, appurtenances and supplies forming a part of said warehouses, buildings, structures, works and sites, or any of them, or used or enjoyed or capable of being used or enjoyed in connection or conjunction therewith; and

               All electric distribution systems of the Company, including towers, poles, wires, insulators, appliances, devices, appurtenances and equipment, and all the Company's other property, real, personal or mixed, forming a part of, or used, occupied or enjoyed in connection with or in any way appertaining to said distribution systems, or any of them, together with all of the Company's rights-of-way, easements, permits, privileges, municipal or other franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof through, over, under or upon any public streets or highways, or public or private lands; and also all branches, extensions, improvements and developments of or appertaining to or connected with said electric distribution systems, or any of them, and all other electric distribution systems of the Company and parts thereof wherever situated, and whether now owned or hereafter acquired, as well as all rights-of-way, easements, privileges, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof, or any part thereof, through, over, under or upon public or private lands, whether now owned or hereafter acquired; and

               All electric transmission and/or distribution lines of the Company, including the towers, poles, pole lines, wires, switch racks, insulators, supports, guys, telephone and telegraph lines and other appliances and equipment, and all other property of the Company, real, personal or mixed, forming a part thereof or appertaining thereto, together with all of the Company's rights-of-way, easements, permits, privileges, municipal or other franchises, consents, licenses and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private; also all extension, branches, taps, developments and improvements of or to any and all of the above described transmission and/or distribution lines, telephone and telegraph lines or any of them, as well as all rights-of-way, easements, permits, privileges, rights and municipal or other franchises, licenses and consents, for or relating to the construction, maintenance or operation of said lines or any of them, or any part thereof, through, over, under or upon any public streets or highways or any public or private lands, whether now owned or hereafter acquired;

               Excepting, however, any property of the character of "Excepted Property" within the meaning of the Supplemental Indenture to which this Schedule A is attached.


                   SPECIFIC DESCRIPTION OF ADDITIONAL REAL PROPERTY

                                    [None]





                                                                 SCHEDULE C


                       CURRENT AMENDMENTS TO ORIGINAL INDENTURE

               (1)(a) SECTION 2 of Article II of the Original Indenture is hereby amended to read as follows:


               SECTION 2.  BONDS ISSUABLE IN SERIES.

                    The Bonds may be issued in one or more series.  Subject
               to the next succeeding paragraph of this SECTION, there shall be established by specification in a supplemental indenture or in a Certified Resolution, or in a Treasurer's Certificate pursuant to a supplemental indenture or a Certified Resolution:

                         (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of all other series);

                         (b) any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to SECTION 6, SECTION 10 or SECTION 11 of this Article, SECTION 6 of Article V or SECTION 6 of Article XIII and except for any Bonds which, pursuant to SECTION 12 of this Article, are deemed never to have been authenticated and delivered hereunder);

                         (c) the Persons (without specific identification) to whom interest on Bonds of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Bonds (or one or more Predecessor Bonds) are registered at the close of business on the Regular Record Date for such interest;

                         (d) the date or dates on which the principal of the Bonds of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Bonds of such series, or any Tranche thereof, and the duration of any such extension;

                         (e) the rate or rates at which the Bonds of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Bonds on any Interest Payment Date; the basis of computation of interest, if other than as provided in SECTION 8 of this Article; and the right, if any, to extend the interest payment periods and the duration of any such extension;

                         (f)  the place or places at which and/or the
                    methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Bonds of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Bonds of such series, or any Tranche thereof, may be effected, (iii) exchanges of Bonds of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, or any Tranche thereof, and this Indenture may be served; and, if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

                         (g) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

                         (h) the obligation or obligations, if any, of the Company to redeem or purchase the Bonds of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of SECTION 4 of Article IV in the case of mandatory redemption or redemption at the option of the Holder;

                         (i) the denominations in which Bonds of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

                         (j) the currency or currencies, including com-posite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, or any Tranche thereof, shall be payable (if other than in Dollars); and the formulary or other method or other means by which the equivalent of any such amount in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Bonds deemed to be Outstanding at any time; it being understood that, for purposes of calculations under this Indenture (including calculations under Articles I and III), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause; provided, however, that the instrument establishing the Bonds of such series or Tranche shall contain provisions substantially to the effect that if, at any time when the principal of such Bonds, together with premium, if any, and accrued interest, if any, thereon, shall be due and payable or at any time when there shall be a determination by a court of competent jurisdiction of the extent to which the obligations of the Company in respect of the Bonds then Outstanding or otherwise under this Indenture are deemed to be secured obligations of the Company, the amount of Dollars into which an amount equal to the principal of such Bonds could be converted under then current currency exchange rates exceeds the amount of Dollars into which an amount equal to the principal of such Bonds have been converted under currency exchange rates prevailing at the time of the initial authentication and delivery of such Bonds, then the Company's obligation to pay such excess amount in respect of principal, together with the associated excess amounts in respect of premium, if any, and accrued interest, if any, shall be deemed to be secured by and entitled to the benefit of the Lien of this Indenture only to the extent that any proceeds of sale of the Trust Estate and/or any other assets of the Company subject to such Lien shall exceed the amount necessary to pay, satisfy and discharge, or duly provide therefor, all other obligations of the Company on the Bonds then Outstanding or otherwise under this Indenture; and, to the extent of any inconsistency between such provisions so contained in such instrument and any other provision of this Indenture, such provisions of such instrument shall control;

                         (k) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Bonds are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations under Articles I and III), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made; provided, however, the instrument establishing the Bonds of such series or Tranche shall contain provisions having substantially the same effect as the provisions described in the proviso to clause (j) of this paragraph;

                         (l) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations under Articles I and III) shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made; provided, however, the instrument establishing the Bonds of such series or Tranche shall contain provisions having substantially the same effect as the provisions described in the proviso to clause
                    (j) of this paragraph;

                         (m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations under Articles I and III) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation; provided, however, the instrument establishing the Bonds of such series or Tranche shall contain provisions having substantially the same effect as the provisions described in the proviso to clause (j) of this paragraph;

                         (n) if other than the principal amount thereof, the portion of the principal amount of Bonds of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to SECTION 3 of Article VIII;

                         (o) the terms, if any, pursuant to which the Bonds of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

                         (p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Bonds of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Bonds after the satisfaction and discharge thereof as provided in
                    SECTION 1 of Article XV;

                         (q) if the Bonds of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Bonds;

                         (r) if the Bonds of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of SECTION 2 of Article XIII;

                         (s) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Bonds of such Series, or any Tranche thereof, to transfer or exchange such Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Bonds of such series, or any Tranche thereof, the amount or terms thereof;

                         (t) any exceptions to SECTION 13 of Article XVI with respect to the Bonds of such series, or any Tranche thereof; and

                         (u) any other terms of the Bonds of such series, or any Tranche thereof.

                    With respect to Bonds of a series subject to a Periodic
               Offering, the indenture supplemental hereto, Certified Resolution or Treasurer's Certificate which establishes such series may provide general terms or parameters for Bonds of such series and provide either that the specific terms of Bonds of such series, or any Tranche thereof, shall be specified in a Written Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified therein or to be specified in a Written Order.

                    The form of the Bonds of each series, or any Tranche
               thereof, shall be set forth in a supplemental indenture, Certified Resolution or Treasurer's Certificate.

                    (b) SECTION 1 of Article I of the Original Indenture is hereby amended to include therein the following additional definitions:

                    "DOLLAR" or "$" shall mean a dollar or other equivalent
               unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

                    "ELIGIBLE OBLIGATIONS" shall mean:

                         (a) with respect to Bonds denominated in Dollars, Government Obligations; or

                         (b)  with respect to Bonds denominated in a
                    currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by SECTION 2 of Article II.

                    "INTEREST PAYMENT DATE", when used with respect to any
               Bond, shall mean the Stated Maturity of an installment of interest on such Bond.

                    "MATURITY", when used with respect to any Bond, shall
               mean the date on which the principal of such Bond or an installment of principal becomes due and payable as provided in such Bond or in this Indenture, whether at the stated maturity, by declaration of acceleration, upon call for redemption or otherwise.

                    "STATED MATURITY", when used with respect to any
               obligation or any installment of principal thereof or interest thereon, shall mean the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

                    (c) Article XV of the Original Indenture is hereby amended by substituting the term "Eligible Obligations" for the term "Government Obligations" wherever in such Article the latter term currently appears.

               (2) The definition of the term "Retired Bond" in SECTION 2 of Article I of the Original Indenture is hereby amended to read as follows:

                    "RETIRED BOND" shall mean, as of any time, (a) any Bond
               authenticated and delivered under this Indenture which no longer remains Outstanding by reason of the applicability of clause (a) or (b) in the definition of "OUTSTANDING" (other than any Predecessor Bond of any Bond), provided, however, that no Bond which shall have ceased to be Outstanding prior to the Initial Certification Date shall be deemed to be a Retired Bond unless such Bond shall have been included in the Initial Engineer's Certificate as if such Bond had been Outstanding at the Initial Certification Date; and (b) any bond authenticated and delivered under the 1941 Mortgage which at such time could be used as the basis for the authentication and delivery of additional bonds pursuant to
               SECTION 7 of Article III of the 1941 Mortgage, provided, however, that (x) no bond which shall have ceased to be "outstanding" under the 1941 Mortgage prior to the Initial Certification Date shall be deemed to be a Retired Bond unless such bond shall have been included in the Initial Engineer's Certificate as if such bond had been "outstanding" at the Initial Certification Date and (y) any bond which shall have ceased to be "outstanding" under the 1941 Mortgage on or after the Initial Certification Date and could otherwise have been used under SECTION 7 of Article III of the 1941 Mortgage shall be deemed to be a Retired Bond notwithstanding any subsequent satisfaction and discharge of the 1941 Mortgage.

               (3) Subdivision (9) of SECTION 6 of Article III of the Original Indenture is hereby amended to read as follows:

                    (9) An Engineer's Certificate, made and dated not more than 10 days prior to the date of such application, stating that the signers have no knowledge of and do not believe that there have been, since the close of the period covered by the Engineer's Certificate specified in subdivision (3) above, Property Retirements in an amount which (after reduction of such amount by amounts of the character referred to in Clause (D) of subdivision 3 in respect of such Property Retirements) exceeds the amount of Property Additions since the close of such period by more than the amount of the Unapplied Balance of Property Additions calculated to be remaining upon the granting of the application (before any reduction of such Unapplied Balance of Property Additions by any amount of Net Property Additions applied to the withdrawal of cash deposited with the Trustee in connection with such Property Retirements).

               (4) Subdivision (2) of SECTION 7 of Article III of the Original Indenture is hereby amended to read as follows:

                    (2) A Treasurer's Certificate stating (a) that the Company is not to the best of the knowledge and belief of the signers in default under any of the provisions of this Indenture and (b) that Bonds theretofore authenticated an delivered under this Indenture, and/or bonds, theretofore authenticated and delivered under the 1941 Mortgage, of a specified aggregate principal amount (not less than the aggregate principal amount of Bonds for which such request for authentication and delivery is made under this SECTION) constitute Retired Bonds; and further stating that no part of such Retired Bonds has been theretofore made the basis under any of the provisions of this Indenture or the 1941 Mortgage for the authentication and delivery of Bonds hereunder or bonds under the 1941 Mortgage, or the withdrawal of cash or the release of any property and that none of such Retired Bonds has been retired by the use of the proceeds of any insurance on any Funded Property (or "funded property" under the 1941 Mortgage) or the proceeds of the release or other disposition of any part of the Funded Property (or "funded property" under the 1941 Mortgage), or through the operation of any sinking fund or other fund applicable to the retirement thereof, except to the extent, if any, that the provisions establishing such fund expressly permit the issuance of (x) Bonds under this
               SECTION in respect of Bonds retired through the operation of such fund or (y) bonds under SECTION 7 of Article III of the 1941 Mortgage in respect of bonds retired through the operation of such fund; and further stating the interest rate or rates and the maturity date or dates borne by all such Retired bonds.

               (5) SECTION 2 of Article XIII of the Original Indenture is hereby amended to add at the end thereof a new paragraph reading as follows:

                    Anything in this Indenture to the contrary
               notwithstanding, if the instrument creating the Bonds of any series or Tranche shall so provide, (a) the Holders of such Bonds shall be deemed to have consented to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which shall be specified in such instrument, (b) no action on the part of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Bonds shall have consented to such supplemental indenture.

               (6) Subsection (d) of SECTION 8 of Article XIV of the Original Indenture is hereby amended adding at the end thereof the following:

               Any such request, demand, authorization, direction, notice, consent, waiver or other act, given or made as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to the same remain Holders after such record date and whether or not the Bonds held by such Holders remain Outstanding after such record date.

                    SECTION 1 of Article XV of the Original Indenture is hereby amended by:

                    (a) deleting the word "and" from the end of clause (x) in the first paragraph thereof;

                    (b) deleting the period at the end of clause (y) in the first paragraph thereof and adding at the end of clause (y) "; and";

                    (c) adding a new clause (z) at the end of the first paragraph reading as follows:

                         (z) if such deposit shall have been made prior to the maturity or redemption date of such Bonds, a Treasurer's Certificate stating the Company's intention that, upon delivery of such Treasurer's Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this SECTION.

                    (d) deleting the second paragraph thereof and substituting therefor a new second paragraph reading as follows:

                         Upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with this SECTION, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Written Request, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this SECTION. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Treasurer's Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under
          Article IV (except the covenants contained in SECTIONs 2, 3 and 4 thereof) or any other covenants made in respect of such Bonds or portions thereof, but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged for any other purpose; and, upon Written Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

               (7) SECTION 1 of Article VIII of the Original Indenture is hereby amended to:

                    (a)  insert "; or" at the end of clause (f) therein;
               and

                    (b) add immediately following clause (f) the following:

                         "(g) so long as the trustee under the
                         Indenture, dated as of August 1, 1998 as the same may be amended and supplemented (the `1998 Indenture'), from the Company to Bank of Montreal Trust Company, as trustee (the `1998 Indenture Trustee'), shall hold any bonds outstanding hereunder which were delivered to the 1998 Indenture Trustee as the basis for the authentication and delivery of securities under the 1998 Indenture which remain outstanding thereunder, an `Event of Default' under the 1998 Indenture; provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such `Event of Default' and the rescission and annulment of the consequences thereof shall constitute a cure of the corresponding default under Indenture and a rescission and annulment of the consequences thereof."




                                                                 SCHEDULE D

                     PROSPECTIVE AMENDMENTS TO ORIGINAL INDENTURE

                    1. The amendment of SECTION 2 of Article I of the Original Indenture to add thereto a definition of the term "fair value" substantially to the following effect:

                         "FAIR VALUE", with respect to property, means the
                    fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the fair value of property shall be determined without deduction for any Prior Liens on such property (except as otherwise provided in clause (2) of subparagraph (C) of SECTION 3 of Article VII and (y) the fair value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Engineer certifying the same.

                    2. The amendment of SECTION 2 of Article I of the Original Indenture to add thereto definitions of the terms "purchase money mortgage" and "purchase money obligations" substantially to the following effect:

                         "PURCHASE MONEY MORTGAGE" means, with respect to
                    any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a lien on such property which

                              (a) is taken or retained by the transferor of
                         such property to secure all or part of the purchase price thereof;

                              (b) is granted to one or more Persons other
                         than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such lien to acquire rights in or the use of such property;

                              (c)  is granted to any other Person in
                         connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Prior Lien of obligations secured by such lien on such property (as well as any other property subject thereto);

                              (d) is held by a trustee or agent for the
                         benefit of one or more Persons described in clause
                         (a), (b) and/or (c) above, provided that such lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such lien for one or more other purposes; or

                              (e) otherwise constitutes a purchase money
                         mortgage or a purchase money security interest under applicable law;

                    and, without limiting the generality of the foregoing, for purposes of this Indenture, the term shall be deemed to include any lien described above whether or not such lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such lien on such property, (y) shall permit the subjection to such lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release. The term "PURCHASE MONEY OBLIGATION" shall mean an obligation secured by a purchase money lien.

                    3.   The amendment of clause (b) in subdivision (1) of
               SECTION 9 of Article VII or the Original Indenture to read as follows:

                              (b)  in an amount equal to ten-sevenths
                         (10/7ths) of the principal amount of Bonds to the authentication and delivery of which the Company is entitled under the provisions of SECTION 7 of
                         Article III hereof.

                    4. The amendment of subparagraph E in the first paragraph of SECTION 3 of Article VIII of the Original Indenture to:

                         (i) to delete therefrom the second proviso or to provide that the second proviso may be disregarded upon specified conditions; or

                         (ii) to delete from the second proviso therein the
                    phrase "fifteen per centum (15%) of "; or

                         (iii) to change the phrase "fifteen per centum (15%)" in the second proviso therein to any higher percentage not exceeding one hundred per centum (100%).

                    5. The amendment of SECTION 7 of Article III of the Original Indenture to change the semi-colon at the end of clause
          (5) in the first paragraph thereof to a period and to delete the remainder of said first paragraph.





                                                                  EXHIBIT A

                                    [Form of Bond]
                           (See legends at the end of this
                         Bond for restrictions on transfer.)



          No. ---------------                                  $-----------


                            TUCSON ELECTRIC POWER COMPANY

                   FIRST MORTGAGE BOND, COLLATERAL SERIES DUE 2008

                                  DUE AUGUST 1, 2008

               TUCSON ELECTRIC POWER COMPANY, a corporation of the State of Arizona (hereinafter sometimes called the Company), for value received, promises to pay to

          or registered assigns, the principal sum of               DOLLARS

          on August 1, 2008, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in The City of New York, or in the City of Tucson, Arizona, upon presentation hereof. This Bond shall not bear interest.

               This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992 (the "Original Indenture"), from the Company to Bank of Montreal Trust Company, trustee (the "Trustee"), as supplemented by various supplemental indentures including Supplemental Indenture No. 3, dated as of August 1, 1998 (the Original Indenture, as so supplemented, and such Supplemental Indenture being hereinafter called the "Indenture" and "Supplemental Indenture No. 3", respectively), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security provided by the Indenture, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds with respect to the security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which such bonds are and are to be secured, and the circumstances under which additional bonds may be issued.
          The acceptance of this bond shall be deemed to constitute the consent and agreement by the holder hereof to all of the terms and provisions of the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series due 2008, of the Company.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds of all series then outstanding under the Indenture, considered as one class; provided, however, that if there shall be bonds of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the holders of bonds of one or more, but less than all, of such series, then the consent only of the holders of bonds in aggregate principal amount of the outstanding bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the bonds of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the holder of bonds of one or more, but less than all, of such tranches, then the consent only of the holders of bonds in aggregate principal amount of the outstanding bonds of all tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any holders of bonds.
          Any such consent by the holder of this bond shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent is made upon this bond. The holders of this bond shall be deemed to have consented to certain amendments to the Indenture which are specified in Supplemental Indenture No. 3.

               The bonds of this series are being issued and delivered by the Company to Bank of Montreal Trust Company, as trustee under the Indenture, dated as of August 1, 1998, as supplemented (the "1998 Indenture"), of the Company to such trustee (the "1998 Indenture Trustee"), in exchange for other obligations of the Company which have heretofore been delivered to the 1998 Indenture Trustee, as the basis for the authentication and delivery of securities under the 1998 Indenture. As provided in the 1998 Indenture, the bonds of this series are to be registered in the name of the 1998 Indenture Trustee or its nominee and will be owned and held by the 1998 Indenture Trustee, subject to the provisions of the 1998 Indenture, for the benefit of the holders of all securities from time to time outstanding under the 1998 Indenture, and the Company shall have no interest therein. The bonds of this series shall not be transferable except as required to effect transfer to any successor trustee under the 1998 Indenture.

               Anything herein to the contrary notwithstanding, any payment by the Company under the 1998 Indenture of the principal of the securities which shall have been authenticated and delivered under the 1998 Indenture on the basis of the delivery to the 1998 Indenture Trustee of bonds of this series (other than by the application of the proceeds of a payment in respect of such bonds of this series) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such bonds of this series which is then due.

               The bonds of this series are redeemable prior to maturity at the option of the Company, as a whole at any time or in part from time to time, at the principal amount of bonds so to be redeemed.


               Notice of redemption shall be given by mail to the holders of bonds of this series, not less than 30 nor more than 60 days prior to the redemption date. As provided in the Indenture, notice of redemption may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the principal of this bond; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this bond.

               In the event of redemption of this bond in part only, a new bond or bonds of this series, of like tenor, for the unredeemed portion hereof will be issued to the holder hereof upon the surrender hereof.

               The principal of this bond may become or be declared due and payable before the stated maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

               This bond is non-transferable except as required to effect transfer to any successor trustee under the 1998 Indenture, any such transfer to be registered at the office or agency of the Company in The City of New York, upon surrender of this bond by the registered owner hereof or by attorney authorized in writing, and upon any such registration of transfer a new bond of this series, for the same aggregate principal amount and having the same stated maturity date, will be issued to the transferee in exchange herefor. Prior to due presentment for registration of transfer, the Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more bonds of this series of the same aggregate principal amount and having the same stated maturity date and interest rate, all as provided in the Indenture.

               As provided in the Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company's entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient, and/or Government Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this bond when due.

               No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this bond is issued, as more fully provided in said Indenture.

               This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by Bank of Montreal Trust Company, or its successor, as Trustee under the Indenture.

               IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

               Dated

                                        TUCSON ELECTRIC POWER COMPANY


                                        By:
                                             -------------------------
          Attest:


          -------------------



                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                        BANK OF MONTREAL TRUST COMPANY,
                                          as Trustee


                                        By:
                                           --------------------------------
                                           Authorized Signature